Exhibit 99.1

ZIONS BANCORPORATION, N.A. AND SUBSIDIARIES

Noninterest Income

(In millions)

	Year Ended December 31,		Three Months Ended									
Noninterest income	2018	2017	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Commercial account fees	$ 122	$ 126	$ 30	$ 30	$ 29	$ 31	$ 31	$ 31	$ 32	$ 32	$ 31	$ 31
Card fees	94	96	23	22	25	24	23	22	25	25	24	22
Retail and business banking fees	77	78	20	18	20	19	19	19	20	19	20	19
Loan-related fees and income	74	72	17	16	20	17	19	18	14	19	20	19
Capital markets and foreign exchange fees	58	49	20	17	16	14	13	15	19	12	10	8
Wealth management and trust fees	55	47	15	14	14	14	14	13	13	12	11	11
Other customer-related fees	27	22	5	5	7	7	7	6	7	5	5	5
Customer-related fees	507	490	130	122	131	126	126	124	130	124	121	115
Dividends and other income	43	40	5	9	7	11	11	14	10	11	8	11
Securities gains (losses), net	2	14	(3)	1	2	(1)	1	-	-	5	3	6
Total noninterest income*	$ 552	$ 544	$ 132	$ 132	$ 140	$ 136	$ 138	$ 138	$ 140	$ 140	$ 132	$ 132

*Individual quarter amounts may be different than previously reported due to rounding.